Exhibit 99.1

VOLCANO REPORTS 30 PERCENT INCREASE IN SECOND QUARTER REVENUES

CORE IVUS AND FM BUSINESSES GROW 21 PERCENT, DRIVEN BY DISPOSABLE SALES

AND CONSOLE PLACEMENTS

(SAN DIEGO, CA), August 4, 2009—Volcano Corporation (NASDAQ: VOLC), a leader in the development, manufacturing and sales of products for the diagnosis and treatment of coronary and peripheral artery disease, today reported revenues of $54.0 million for the second quarter of fiscal 2009.

The results for the quarter ended June 30, 2009, represent an increase of 30 percent over revenues of $41.5 million in the second quarter of 2008. The revenues for the second quarter of 2009 include $3.9 million from Axsun Technologies, Inc., which Volcano acquired at the end of 2008 and for which the company recorded no revenues in the second quarter a year ago.

For the second quarter of 2009, the company reported a GAAP net loss of $5.3 million, or $0.11 per share, versus a GAAP net loss of $13.5 million, or $0.29 per share, in the same period a year ago. The results for the second quarter of 2008 include $12.2 million in in-process research and development charges related to the company’s acquisition of Novelis, Inc. Weighted average shares for the second quarter of 2009 were 48.3 million.

Excluding stock-based compensation expense of $2.9 million, the company reported a net loss of $2.4 million, or $0.05 per share, in the second quarter of 2009. In the second quarter of 2008, excluding the aforementioned charges related to the Novelis transaction and stock-based compensation expense of $2.4 million, Volcano reported net income of $1.2 million, or $0.02 per diluted share.

For the first six months of 2009, Volcano reported revenues of $103.0 million, a 32 percent increase over revenues of $78.1 million in the same period a year ago. Revenues in the first six months of 2009 include $7.6 million from Axsun. The company reported a GAAP net loss of $12.9 million, or $0.27 per share, compared with a loss of $15.8 million, or $0.34 per share, in the first six months of 2008. Excluding stock-based compensation expense of $5.6 million, Volcano reported a net loss of $7.3 million, or $0.15 per share, in the first six months of 2009. Excluding in-process research and development costs of $12.2 million, $2.9 million in due diligence, legal and accounting expenses related to an acquisition that was not consummated, and stock–based compensation expense of $4.5 million, Volcano reported net income of $4.0 million, or $0.08 per diluted share, in the first six months of 2008.

“Volcano had an excellent quarter with strong growth in our core intravascular ultrasound (IVUS) and functional measurement (FM) businesses and key geographies. IVUS disposable revenues in the quarter were $31.8 million, a record quarter for this business, and a 26 percent increase over the second quarter a year ago. FM revenues in the quarter were a record $7.2 million, with FM disposable revenues increasing 75 percent over the second quarter a year ago. In addition, we continued our successful IVUS/FM console placement initiatives, placing 233 consoles versus 178 a year ago, an increase of 31 percent,” said Scott Huennekens, president and chief executive officer of Volcano. “These results portray the value of our technology innovation, effective sales and marketing programs and the growing recognition among clinicians that IVUS and FM can play an important role in the diagnosis and treatment of patients,” he added.

Huennekens said the company’s direct sales initiative in Japan continues to progress on schedule following the completion of a termination agreement with its largest distributor in the market last month. “We have continued to expand our direct sales force and our account transition program is on schedule. We believe this transition will enable us to develop closer relationships with our customers in Japan, while enabling us to implement the kinds of sales and marketing initiatives that have made us successful in other geographies. In addition, going direct provides us significant financial advantages, including higher revenues per disposable and increased gross margin and operating income on those revenues,” Huennekens noted.

2009 Guidance

The company continues to expect revenues for fiscal 2009 will be in the range of $218-$223 million, or an increase of 27-30 percent over revenues in 2008.

The company continues to expect gross margins for the full year will be in the range of 59-60 percent, including additional depreciation of approximately $775,000 through the balance of the year related to the distributor transition in Japan. Operating expenses continue to be expected in the range of 67-69 percent, including stock-based compensation expense of approximately $12.0 million, intangible amortization of approximately $4.2 million and approximately $3.5 million in Goodman commissions. The outlook for operating expenses reflects increased spending in Japan, expansions of sales and marketing programs in other geographies, G&A to support the growth of the company and litigation-related expenses. The company also expects a modest increase in research and development spending to fund product development programs, clinical trials and regulatory activities.

The company continues to expect to report a net loss on a GAAP basis of $0.38-$0.43 per share. Excluding stock-based compensation expense of approximately $12.0 million and Goodman commissions of approximately $3.5 million, the company expects to report a net loss of $0.06-$0.11 per share. Weighted average shares outstanding at year-end 2009 are expected to be approximately 48.7 million basic shares and 50.0 million shares on a diluted basis.

Conference Call Information

The company will hold a conference call at 2 p.m., Pacific Daylight Time (5 p.m., Eastern Daylight Time), today. The teleconference can be accessed by calling (719) 325-4852, passcode 7680499, or via the company’s website at http://www.volcanocorp.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through August 11, at (719) 457-0820, passcode 7680499, and via the company’s website.

About Volcano Corporation

Volcano Corporation (NASDAQ: VOLC) offers a broad suite of devices designed to facilitate endovascular procedures, enhance the diagnosis of vascular and structural heart disease and guide optimal therapies. The company’s intravascular ultrasound (IVUS) product line includes ultrasound consoles that can be integrated directly into virtually any modern cath lab. Volcano IVUS offers unique features, including both single-use phased array and rotational IVUS imaging catheters, and advanced functionality options, such as VH® IVUS tissue characterization and ChromaFlo®. Volcano also provides functional measurement (FM) consoles and single-use pressure and flow guide wires and is developing a line of ultra-high resolution Optical Coherence Tomography (OCT) and Forward-Looking IVUS systems and catheters. Currently, more than 4,400 Volcano IVUS and FM systems are installed worldwide, and more than half of Volcano’s revenues are derived from outside the United States. Through its wholly-owned subsidiary, Axsun Technologies, Volcano also develops and manufactures optical monitors, lasers and optical engines used in telecommunications, spectroscopy and other industrial applications. These products are sold to a variety of customers, including Nokia Siemens, Ericsson, Alcatel-Lucent and Huawei. For more information, visit the company’s website at http://www.volcanocorp.com.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Non-GAAP financial measures provide an indication of our performance before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges. These charges result from factors and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items should be excluded when comparing our current operating results with those of prior periods as stock-based compensation is a non-cash expense and in-process research and development and acquisition-related costs are not reflective of core operating activities. In addition, our management uses results of operations before certain charges to evaluate the operational performance of the company and as a basis for strategic planning and for forecasting and planning future periods. Investors should note that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release regarding Volcano’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding the company’s financial guidance for 2009, market adoption of the company’s technology, the impact of clinical and other technical data, the timing and impact of the company’s transition to a direct sales force in Japan, including impact on revenue, expenses and income, growth strategies, market development and product sales. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause Volcano’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from the results predicted are detailed in the company’s annul report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact Information:

John Dahldorf

Chief Financial Officer

Volcano Corporation

(858) 720-4020

or

Neal B. Rosen

Ruder-Finn

(415) 692-3058

VOLCANO CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2009	December 31, 2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$54,297	$100,949
Short-term available-for-sale investments	86,178	48,941
Accounts receivable, net	36,553	41,795
Inventories	33,838	28,936
Prepaid expenses and other current assets	4,764	5,869

Total current assets	215,630	226,490
Restricted cash	293	327
Property and equipment, net	37,656	30,007
Intangible assets, net	13,631	15,636
Goodwill	989	842
Other non-current assets	1,734	2,177

	$269,933	$275,479

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,646	$14,867
Accrued compensation	11,665	12,690
Accrued expenses and other current liabilities	8,132	10,745
Deferred revenues	4,002	4,833
Short-term debt	—	151
Current maturities of long-term debt	49	57

Total current liabilities	43,494	43,343
Long-term debt	14	34
Deferred revenues	1,985	1,914
Other	674	456

Total liabilities	46,167	45,747
Stockholders’ equity	223,766	229,732

	$269,933	$275,479

VOLCANO CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues	$54,042	$41,477	$103,001	$78,124
Cost of revenues	22,486	15,705	43,135	29,334

Gross profit	31,556	25,772	59,866	48,790
Operating expenses:
Selling, general and administrative	26,453	20,800	51,533	42,859
Research and development	9,866	6,307	18,635	11,944
In-process research and development	—	12,232	—	12,407
Amortization of intangibles	1,053	778	2,105	1,551

Total operating expenses	37,372	40,117	72,273	68,761

Operating loss	(5,816)	(14,345)	(12,407)	(19,971)
Interest income	197	1,264	498	3,097
Interest expense	(1)	(2)	(3)	(6)
Exchange rate gain (loss)	871	(147)	(257)	1,532

Loss before provision for income taxes	(4,749)	(13,230)	(12,169)	(15,348)
Provision for income taxes	518	251	712	459

Net loss	$(5,267)	$(13,481)	$(12,881)	$(15,807)

Net loss per share—basic and diluted	$(0.11)	$(0.29)	$(0.27)	$(0.34)

Shares used in calculating net loss per share—basic and diluted	48,335	47,220	48,184	47,125

VOLCANO CORPORATION

REVENUE SUMMARY

(in millions)

(Unaudited)

	Three months ended June 30,		Percentage Change	Six months ended June 30,		Percentage Change
	2009	2008	2008 to 2009	YTD Q2 ‘09	YTD Q2 ‘08	2008 to 2009
Medical segment:
IVUS systems:
United States	$6.1	$6.0	2%	$11.1	$9.7	14%
Japan	0.2	1.4	(90)	1.3	2.4	(44)
Europe	2.2	2.4	(7)	3.8	3.6	7
Rest of world	0.8	0.7	19	1.5	1.2	23

Total IVUS systems	$9.3	$10.5	(12)	$17.7	$16.9	5

IVUS disposables:
United States	$15.0	$13.0	15%	$29.3	$24.6	19%
Japan	11.0	7.0	58	21.0	15.8	33
Europe	5.0	4.4	13	9.0	8.5	6
Rest of world	0.8	0.8	10	1.6	1.5	8

Total IVUS disposables	$31.8	$25.2	26	$60.9	$50.4	21

FM:
United States	$4.0	$2.1	92%	$7.7	$4.0	93%
Japan	0.4	0.2	102	0.7	0.4	66
Europe	2.5	1.8	35	4.6	3.3	38
Rest of world	0.3	0.3	31	0.6	0.4	50

Total FM	$7.2	$4.4	65	$13.6	$8.1	67

Other	2.1	1.4	49%	3.8	2.7	41%

Sub-total medical segment	$50.4	$41.5	22	$96.0	$78.1	23

Telecom segment	3.6	—	—	7.0	—	—

Total	$54.0	$41.5	30	$103.0	$78.1	32

VOLCANO CORPORATION

RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
GAAP operating loss	$(5,816)	$(14,345)	$(12,407)	$(19,971)
Stock-based compensation	2,850	2,422	5,565	4,484
In-process research and development	—	12,232	—	12,407
Acquisition due-diligence costs	—	—	—	2,878

Non-GAAP operating (loss) income	$(2,966)	$309	$(6,842)	$(202)

GAAP net loss	$(5,267)	$(13,481)	$(12,881)	$(15,807)
Stock-based compensation	2,850	2,422	5,565	4,484
In-process research and development	—	12,232	—	12,407
Acquisition due-diligence costs	—	—	—	2,878

Non-GAAP net (loss) income	$(2,417)	$1,173	$(7,316)	$3,962

GAAP net loss per share—basic	$(0.11)	$(0.29)	$(0.27)	$(0.34)
Stock-based compensation	0.05	0.05	0.11	0.10
In-process research and development	—	0.26	—	0.26
Acquisition due-diligence costs	—	—	—	0.06
Adjustment to shares used in calculating net (loss) income per share	0.01	—	0.01	—

Non-GAAP net (loss) income per share—basic	$(0.05)	$0.02	$(0.15)	$0.08

Shares used in calculating net (loss) income per share—basic	48,335	47,220	48,184	47,125

GAAP net loss per share—diluted	$(0.11)	$(0.29)	$(0.27)	$(0.34)
Stock-based compensation	0.05	0.05	0.11	0.09
In-process research and development	—	0.25	—	0.25
Acquisition due-diligence costs	—	—	—	0.06
Adjustment to shares used in calculating net (loss) income per share	0.01	0.01	0.01	0.02

Non-GAAP net (loss) income per share—diluted	$(0.05)	$0.02	$(0.15)	$0.08

Shares used in calculating net (loss) income per share—diluted	48,335	49,731	48,184	49,638

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Non-GAAP financial measures provide an indication of our performance before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges. These charges result from factors and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items should be excluded when comparing our current operating results with those of prior periods as stock-based compensation is a non-cash expense and in-process research and development and acquisition-related costs are not reflective of core operating activities. In addition, our management uses results of operations before certain charges to evaluate the operational performance of the company and as a basis for strategic planning and for forecasting and planning future periods. Investors should note that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

VOLCANO CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FORWARD LOOKING GUIDANCE

(in thousands, except per share data)

(Unaudited)

	2009
	Guidance Range
	From	To
GAAP net loss per share—basic and diluted	$(0.38)	$(0.43)
Stock-based compensation expense	0.25	0.25
Goodman commissions	0.07	0.07

Non-GAAP net loss per share—basic and diluted	$(0.06)	$(0.11)

Shares used in calculating net loss per share—basic and diluted	48,700	48,700

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Non-GAAP financial measures provide an indication of our performance before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges. These charges result from factors and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items should be excluded when comparing our current operating results with those of prior periods as stock-based compensation is a non-cash expense and the Goodman commissions are non-recurring expenses related to the termination of a distribution arrangement. In addition, our management uses results of operations before certain charges to evaluate the operational performance of the company and as a basis for strategic planning and for forecasting and planning future periods. Investors should note that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.